Press Release November 3, 2021

HollyFrontier Corporation Reports Quarterly Results

•Reported net income attributable to HollyFrontier stockholders of $280.8 million, or $1.71 per diluted share, and adjusted net income of $209.9 million, or $1.28 per diluted share, for the third quarter

•Reported EBITDA of $482.6 million and Adjusted EBITDA of $407.8 million for the third quarter

Dallas, Texas, November 3, 2021 ‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported third quarter net income attributable to HollyFrontier stockholders of $280.8 million, or $1.71 per diluted share, for the quarter ended September 30, 2021, compared to a net loss of $(2.4) million, or $(0.01) per diluted share, for the quarter ended September 30, 2020.

The third quarter results reflect special items that collectively increased net income by a total of $70.8 million. On a pre-tax basis, these items include a gain on sale of real property of $86.0 million, partially offset by pre-close acquisition integration costs of $4.3 million and charges related to the Cheyenne Refinery conversion to renewable diesel production, including decommissioning charges of $6.7 million and severance charges totaling $0.2 million. Excluding these items, net income for the current quarter was $209.9 million ($1.28 per diluted share) compared to net loss of $(66.9) million ($(0.41) per diluted share) for the third quarter of 2020, which excludes certain items that collectively decreased net loss by $64.5 million.

HollyFrontier’s President & CEO, Michael Jennings, commented, “HollyFrontier’s standout third quarter results were driven by continued refined product margin strength in our regions, healthy base oil prices and robust operational performance in the quarter. On November 1, 2021, we closed on our previously announced acquisition of the Puget Sound Refinery. We are excited to add this high-quality refinery to our existing asset base along with the geographical diversification and earnings potential it provides.”

Refining segment income before interest and income taxes was $217.4 million for the third quarter of 2021 compared to a loss before interest and income taxes of $(118.5) million in the third quarter of 2020. The segment reported EBITDA of $295.3 million for the third quarter of 2021 compared to $(39.3) million for the third quarter of 2020. This increase was driven by stronger product demand, which resulted in a consolidated refinery gross margin of $14.87 per produced barrel, a 140% increase compared to $6.20 for the third quarter of 2020. Crude oil charge averaged 416,430 barrels per day (“BPD”) for the current quarter compared to 375,880 BPD for the third quarter of 2020.

Lubricants and Specialty Products segment income before interest and income taxes was $148.5 million for the third quarter of 2021 compared to $43.1 million in the third quarter of 2020. The segment reported EBITDA of $167.7 million for the third quarter of 2021 compared to $60.6 million in the third quarter of 2020. Excluding a gain on sale of real property of $86.0 million, Adjusted EBITDA in the third quarter of 2021 was $81.7 million. This increase was driven by strong base oil margins in the third quarter of 2021.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $77.6 million for the third quarter of 2021 compared to $55.3 million in the third quarter of 2020. Reported EBITDA for the third quarter of 2020 included a $35.7 million goodwill impairment charge, which was eliminated on the Company's consolidation. HEP reported Adjusted EBITDA of $83.3 million for the third quarter of 2021 compared to $86.4 million for the third quarter of 2020.

For the third quarter of 2021, net cash provided by operations totaled $249.4 million. At September 30, 2021, the Company's cash and cash equivalents totaled $1,481.6 million, an $83.3 million increase over cash and cash equivalents of $1,398.3 million at June 30, 2021. Additionally, the Company's consolidated debt was $3,072.4 million. The Company’s debt, exclusive of HEP debt, which is nonrecourse to HollyFrontier, was $1,739.0 million at September 30, 2021.

The company has scheduled a webcast conference call for today, November 3, 2021, at 8:30 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at https://event.on24.com/wcc/r/3453047/731944E4F0294137EB72C182BC77BB87. An audio archive of this webcast will be available using the above noted link through November 17, 2021.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the Company’s ability to successfully close the pending acquisition by the Company and HEP of Sinclair Oil Corporation and Sinclair Transportation Company (collectively, “Sinclair”, and such transactions, the “Sinclair Transactions”), or once closed, integrate the operations of Sinclair with its existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; the satisfaction or waivers of the conditions precedent to the proposed Sinclair Transactions, including without limitation, the receipt of the Company stockholder approval for the issuance of HF Sinclair common stock at closing and regulatory approvals (including clearance by antitrust authorities necessary to complete the Sinclair Transactions on the terms and timeline desired), risks relating to the value of HF Sinclair common stock and the value of HEP’s limited partner common units to be issued at the closing of the Sinclair Transactions from sales in anticipation of closing and from sales by the Sinclair holders following the closing of the Sinclair Transactions; the cost and potential for a delay in closing as a result of litigation challenging the Sinclair Transactions; the Company's ability to successfully integrate the operation of the Puget Sound refinery with our existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing COVID-19 pandemic on future demand; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects, such as the conversion of the Cheyenne Refinery to a renewable diesel facility and the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within capital guidance; the Company's ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic could result in an impairment of goodwill and/or additional long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2020
	2021	2020	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$4,685,059	$2,819,400	$1,865,659	66%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	3,822,858	2,377,238	1,445,620	61
Lower of cost or market inventory valuation adjustment	—	(62,849)	62,849	(100)
	3,822,858	2,314,389	1,508,469	65
Operating expenses (exclusive of depreciation and amortization)	352,520	332,496	20,024	6
Selling, general and administrative expenses	91,056	74,453	16,603	22
Depreciation and amortization	121,220	125,280	(4,060)	(3)
Total operating costs and expenses	4,387,654	2,846,618	1,541,036	54
Income (loss) from operations	297,405	(27,218)	324,623	(1,193)

Other income (expense):
Earnings of equity method investments	3,689	1,316	2,373	180
Interest income	1,018	1,011	7	1
Interest expense	(26,892)	(30,589)	3,697	(12)
Gain on business interruption insurance settlement	—	81,000	(81,000)	(100)
Gain (loss) on foreign currency transactions	(3,492)	1,030	(4,522)	(439)
Gain on sale of assets and other	85,779	1,368	84,411	6,170
	60,102	55,136	4,966	9
Income before income taxes	357,507	27,918	329,589	1,181
Income tax expense	54,766	4,573	50,193	1,098
Net income	302,741	23,345	279,396	1,197
Less net income attributable to noncontrolling interest	21,954	25,746	(3,792)	(15)
Net income (loss) attributable to HollyFrontier stockholders	$280,787	$(2,401)	$283,188	(11,795)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$1.71	$(0.01)	$1.72	(17,200)%
Diluted	$1.71	$(0.01)	$1.72	(17,200)%
Cash dividends declared per common share	$—	$0.35	$(0.35)	(100)%
Average number of common shares outstanding:
Basic	162,551	162,015	536	—%
Diluted	162,551	162,015	536	—%

EBITDA	$482,647	$157,030	$325,617	207%
Adjusted EBITDA	$407,830	$65,638	$342,192	521%

	Nine Months Ended September 30,		Change from 2020
	2021	2020	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$12,766,475	$8,282,875	$4,483,600	54%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	10,608,892	6,647,960	3,960,932	60
Lower of cost or market inventory valuation adjustment	(318,862)	227,711	(546,573)	(240)
	10,290,030	6,875,671	3,414,359	50
Operating expenses (exclusive of depreciation and amortization)	1,086,620	964,200	122,420	13
Selling, general and administrative expenses	250,785	237,559	13,226	6
Depreciation and amortization	369,341	396,033	(26,692)	(7)
Long-lived asset impairment	—	436,908	(436,908)	(100)
Total operating costs and expenses	11,996,776	8,910,371	3,086,405	35
Income (loss) from operations	769,699	(627,496)	1,397,195	(223)

Other income (expense):
Earnings of equity method investments	8,875	5,186	3,689	71
Interest income	3,078	6,590	(3,512)	(53)
Interest expense	(94,220)	(85,923)	(8,297)	10
Gain on business interruption insurance settlement	—	81,000	(81,000)	(100)
Gain on tariff settlement	51,500	—	51,500	—
Gain on sales-type leases	—	33,834	(33,834)	(100)
Loss on early extinguishment of debt	—	(25,915)	25,915	(100)
Loss on foreign currency transactions	(4,226)	(918)	(3,308)	360
Gain on sale of assets and other	95,596	4,790	90,806	1,896
	60,603	18,644	41,959	225
Income (loss) before income taxes	830,302	(608,852)	1,439,154	(236)
Income tax expense (benefit)	149,944	(188,504)	338,448	(180)
Net income (loss)	680,358	(420,348)	1,100,706	(262)
Less net income attributable to noncontrolling interest	82,504	63,353	19,151	30
Net income (loss) attributable to HollyFrontier stockholders	$597,854	$(483,701)	$1,081,555	(224)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$3.63	$(2.99)	$6.62	(221)%
Diluted	$3.63	$(2.99)	$6.62	(221)%
Cash dividends declared per common share	$0.35	$1.05	$(0.70)	(67)%
Average number of common shares outstanding:
Basic	162,518	161,927	591	—%
Diluted	162,518	161,927	591	—%

EBITDA	$1,208,281	$(196,839)	$1,405,120	(714)%
Adjusted EBITDA	$789,639	$434,118	$355,521	82%

Balance Sheet Data

	September 30,	December 31,
	2021	2020
	(In thousands)
Cash and cash equivalents	$1,481,562	$1,368,318
Working capital	$2,310,815	$1,935,605
Total assets	$12,897,181	$11,506,864
Long-term debt	$3,072,352	$3,142,718
Total equity	$6,329,539	$5,722,203

Segment Information

Our operations are organized into three reportable segments, Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Woods Cross Refineries and HollyFrontier Asphalt Company LLC (“HFC Asphalt”) (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain geographic regions of the United States. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma. The Refining segment also included the operations of the Cheyenne Refinery through the third quarter of 2020, at which time it permanently ceased petroleum refining operations.

The Lubricants and Specialty Products segment involves Petro-Canada Lubricants Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America, the operations of Red Giant Oil, one of the largest suppliers of locomotive engine oil in North America and the operations of Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountain geographic regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline, LLC (an HEP consolidated subsidiary), and a 50% ownership interest in each of Osage Pipeline Company, LLC, Cheyenne Pipeline LLC and Cushing Connect Pipeline & Terminal LLC. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended September 30, 2021
Sales and other revenues:
Revenues from external customers	$3,993,570	$666,033	$25,459	$(3)	$4,685,059
Intersegment revenues	189,441	501	97,125	(287,067)	—
	$4,183,011	$666,534	$122,584	$(287,070)	$4,685,059
Cost of products sold (exclusive of lower of cost or market inventory)	$3,605,600	$482,533	$—	$(265,275)	$3,822,858
Operating expenses	$248,316	$60,940	$42,793	$471	$352,520
Selling, general and administrative expenses	$32,345	$41,476	$3,849	$13,386	$91,056
Depreciation and amortization	$77,890	$19,226	$21,627	$2,477	$121,220
Income (loss) from operations	$218,860	$62,359	$54,315	$(38,129)	$297,405
Income (loss) before interest and income taxes	$217,438	$148,460	$58,081	$(40,598)	$383,381
Net income attributable to noncontrolling interest	$—	$—	$1,188	$20,766	$21,954
Earnings of equity method investments	$—	$—	$3,689	$—	$3,689
Capital expenditures	$40,814	$7,833	$19,217	$147,640	$215,504

Three Months Ended September 30, 2020
Sales and other revenues:
Revenues from external customers	$2,339,782	$452,878	$26,740	$—	$2,819,400
Intersegment revenues	56,331	2,164	100,991	(159,486)	—
	$2,396,113	$455,042	$127,731	$(159,486)	$2,819,400
Cost of products sold (exclusive of lower of cost or market inventory)	$2,211,342	$302,703	$—	$(136,807)	$2,377,238
Lower of cost or market inventory valuation adjustment	$(62,849)	$—	$—	$—	$(62,849)
Operating expenses	$256,079	$54,488	$40,003	$(18,074)	$332,496
Selling, general and administrative expenses	$30,866	$36,773	$2,332	$4,482	$74,453
Depreciation and amortization	$79,146	$17,432	$24,109	$4,593	$125,280
Income (loss) from operations	$(118,471)	$43,646	$61,287	$(13,680)	$(27,218)
Income (loss) before interest and income taxes	$(118,471)	$43,120	$70,067	$62,780	$57,496
Net income attributable to noncontrolling interest	$—	$—	$2,293	$23,453	$25,746
Earnings of equity method investments	$—	$—	$1,316	$—	$1,316
Capital expenditures	$41,740	$6,995	$7,902	$26,635	$83,272

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Nine Months Ended September 30, 2021
Sales and other revenues:
Revenues from external customers	$10,837,876	$1,850,786	$77,809	$4	$12,766,475
Intersegment revenues	455,089	9,500	298,193	(762,782)	—
	$11,292,965	$1,860,286	$376,002	$(762,778)	$12,766,475
Cost of products sold (exclusive of lower of cost or market inventory)	$9,986,862	$1,305,274	$—	$(683,244)	$10,608,892
Lower of cost or market inventory valuation adjustment	$(318,353)	$—	$—	$(509)	$(318,862)
Operating expenses	$772,593	$183,003	$126,226	$4,798	$1,086,620
Selling, general and administrative expenses	$90,977	$124,612	$9,664	$25,532	$250,785
Depreciation and amortization	$245,910	$58,499	$66,908	$(1,976)	$369,341
Income (loss) from operations	$514,976	$188,898	$173,204	$(107,379)	$769,699
Income (loss) before interest and income taxes	$513,226	$275,538	$212,750	$(80,070)	$921,444
Net income attributable to noncontrolling interest	$—	$—	$4,027	$78,477	$82,504
Earnings of equity method investments	$—	$—	$8,875	$—	$8,875
Capital expenditures	$114,325	$17,534	$76,933	$339,553	$548,345

Nine Months Ended September 30, 2020
Sales and other revenues:
Revenues from external customers	$6,880,444	$1,330,021	$72,410	$—	$8,282,875
Intersegment revenues	$178,039	$8,911	$297,982	$(484,932)	$—
	$7,058,483	$1,338,932	$370,392	$(484,932)	$8,282,875
Cost of products sold (exclusive of lower of cost or market inventory)	$6,113,530	$952,430	$—	$(418,000)	$6,647,960
Lower of cost or market inventory valuation adjustment	$227,711	$—	$—	$—	$227,711
Operating expenses	$754,612	$156,459	$109,721	$(56,592)	$964,200
Selling, general and administrative expenses	$94,677	$121,654	$7,569	$13,659	$237,559
Depreciation and amortization	$251,019	$59,260	$72,095	$13,659	$396,033
Long-lived asset impairment	$215,242	$204,708	$16,958	$—	$436,908
Income (loss) from operations	$(598,308)	$(155,579)	$164,049	$(37,658)	$(627,496)
Income (loss) before interest and income taxes	$(598,308)	$(155,847)	$185,593	$39,043	$(529,519)
Net income attributable to noncontrolling interest	$—	$—	$4,158	$59,195	$63,353
Earnings of equity method investments	$—	$—	$5,186	$—	$5,186
Capital expenditures	$106,856	$20,387	$38,642	$47,123	$213,008

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
September 30, 2021
Cash and cash equivalents	$18,056	$218,970	$12,816	$1,231,720	$1,481,562
Total assets	$7,266,496	$2,119,076	$2,236,091	$1,275,518	$12,897,181
Long-term debt	$—	$—	$1,333,309	$1,739,043	$3,072,352

December 31, 2020
Cash and cash equivalents	$3,106	$163,729	$21,990	$1,179,493	$1,368,318
Total assets	$6,203,847	$1,864,313	$2,198,478	$1,240,226	$11,506,864
Long-term debt	$—	$—	$1,405,603	$1,737,115	$3,142,718

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (Generally Accepted Accounting Principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of long-lived asset impairment charges, lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

As of September 30, 2021, our refinery operations included the El Dorado, Tulsa, Navajo and Woods Cross Refineries. In the third quarter of 2020, we permanently ceased petroleum refining operations at our Cheyenne Refinery and subsequently began converting certain assets at our Cheyenne Refinery to renewable diesel production. The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region continues to be comprised of the El Dorado and Tulsa Refineries, and the new West region is comprised of the Navajo and Woods Cross Refineries. Refining segment operating data for the three and the nine months ended September 30, 2020 has been retrospectively adjusted to reflect the revised regional groupings.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	280,220	244,200	258,530	234,550
Refinery throughput (BPD) (2)	294,970	257,280	272,770	249,430
Sales of produced refined products (BPD) (3)	277,310	243,830	258,800	239,800
Refinery utilization (4)	107.8%	93.9%	99.4%	90.2%

Average per produced barrel (5)
Refinery gross margin	$13.59	$3.21	$10.65	$6.41
Refinery operating expenses (6)	5.72	5.47	6.68	5.47
Net operating margin	$7.87	$(2.26)	$3.97	$0.94

Refinery operating expenses per throughput barrel (7)	$5.37	$5.19	$6.33	$5.26

Feedstocks:
Sweet crude oil	66%	62%	63%	58%
Sour crude oil	13%	18%	14%	19%
Heavy sour crude oil	16%	15%	18%	17%
Other feedstocks and blends	5%	5%	5%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	53%	51%	52%
Diesel fuels	32%	35%	33%	34%
Jet fuels	5%	3%	5%	4%
Fuel oil	1%	1%	1%	1%
Asphalt	4%	2%	3%	3%
Base oils	4%	4%	4%	4%
LPG and other	2%	2%	3%	2%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
West Region (Navajo and Woods Cross Refineries)
Crude charge (BPD) (1)	136,210	131,680	135,370	125,710
Refinery throughput (BPD) (2)	149,760	146,860	148,700	139,710
Sales of produced refined products (BPD) (3)	144,710	144,970	148,410	142,740
Refinery utilization (4)	93.9%	90.8%	93.4%	86.7%

Average per produced barrel (5)
Refinery gross margin	$17.33	$11.24	$13.67	$12.01
Refinery operating expenses (6)	7.70	6.88	7.43	7.01
Net operating margin	$9.63	$4.36	$6.24	$5.00

Refinery operating expenses per throughput barrel (7)	$7.44	$6.79	$7.41	$7.16

Feedstocks:
Sweet crude oil	22%	30%	22%	30%
Sour crude oil	58%	48%	59%	49%
Black wax crude oil	11%	12%	10%	11%
Other feedstocks and blends	9%	10%	9%	10%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	57%	52%	56%
Diesel fuels	39%	34%	38%	35%
Fuel oil	3%	2%	3%	2%
Asphalt	5%	6%	4%	5%
LPG and other	2%	1%	3%	2%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	416,430	375,880	393,900	360,260
Refinery throughput (BPD) (2)	444,730	404,140	421,470	389,140
Sales of produced refined products (BPD) (3)	422,020	388,800	407,210	382,540
Refinery utilization (4)	102.8%	92.8%	97.3%	89.0%

Average per produced barrel (5)
Refinery gross margin	$14.87	$6.20	$11.75	$8.50
Refinery operating expenses (6)	6.40	6.00	6.95	6.04
Net operating margin	$8.47	$0.20	$4.80	$2.46

Refinery operating expenses per throughput barrel (7)	$6.07	$5.77	$6.71	$5.94

Feedstocks:
Sweet crude oil	51%	51%	49%	48%
Sour crude oil	28%	28%	29%	30%
Heavy sour crude oil	11%	10%	12%	11%
Black wax crude oil	4%	4%	4%	4%
Other feedstocks and blends	6%	7%	6%	7%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Consolidated
Sales of produced refined products:
Gasolines	51%	54%	52%	54%
Diesel fuels	35%	35%	35%	34%
Jet fuels	3%	2%	3%	2%
Fuel oil	2%	1%	1%	1%
Asphalt	4%	4%	4%	4%
Base oils	3%	2%	2%	3%
LPG and other	2%	2%	3%	2%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (“BPSD”). Our consolidated crude capacity is 405,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total refining segment operating expenses, exclusive of depreciation and amortization and Cheyenne Refinery operating expenses, divided by sales volumes of refined products produced at our refineries.
(7)Represents total refining segment operating expenses, exclusive of depreciation and amortization and Cheyenne Refinery operating expenses, divided by refinery throughput.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Lubricants and Specialty Products
Throughput (BPD)	18,260	19,020	29,140	19,050
Sales of produced products (BPD)	31,700	33,560	33,640	32,460

Sales of produced products:
Finished products	53%	50%	52%	51%
Base oils	28%	27%	28%	24%
Other	19%	23%	20%	25%
Total	100%	100%	100%	100%

Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended September 30, 2021
Sales and other revenues	$270,207	$634,654	$(238,327)	$666,534
Cost of products sold	$148,171	$572,689	$(238,327)	$482,533
Operating expenses	$29,046	$31,894	$—	$60,940
Selling, general and administrative expenses	$7,058	$34,418	$—	$41,476
Depreciation and amortization	$6,375	$12,851	$—	$19,226
Income (loss) from operations	$79,557	$(17,198)	$—	$62,359
Income (loss) before interest and income taxes	$165,575	$(17,115)	$—	$148,460
EBITDA	$171,950	$(4,264)	$—	$167,686

Three months ended September 30, 2020
Sales and other revenues	$110,952	$423,418	$(79,328)	$455,042
Cost of products sold	$98,033	$283,998	$(79,328)	$302,703
Operating expenses	$25,400	$29,088	$—	$54,488
Selling, general and administrative expenses	$5,616	$31,157	$—	$36,773
Depreciation and amortization	$5,419	$12,013	$—	$17,432
Income (loss) from operations	$(23,516)	$67,162	$—	$43,646
Income (loss) before interest and income taxes	$(23,516)	$66,636	$—	$43,120
EBITDA	$(18,097)	$78,649	$—	$60,552

Nine months ended September 30, 2021
Sales and other revenues	$698,134	$1,747,111	$(584,959)	$1,860,286
Cost of products sold	$443,983	$1,446,250	$(584,959)	$1,305,274
Operating expenses	$86,773	$96,230	$—	$183,003
Selling, general and administrative expenses	$19,711	$104,901	$—	$124,612
Depreciation and amortization	$19,910	$38,589	$—	$58,499
Income from operations	$127,757	$61,141	$—	$188,898
Income before interest and income taxes	$213,775	$61,763	$—	$275,538
EBITDA	$233,685	$100,352	$—	$334,037

Nine months ended September 30, 2020
Sales and other revenues	$361,638	$1,241,402	$(264,108)	$1,338,932
Cost of products sold	$345,843	$870,695	$(264,108)	$952,430
Operating expenses	$69,703	$86,756	$—	$156,459
Selling, general and administrative expenses	$16,596	$105,058	$—	$121,654
Depreciation and amortization	$22,163	$37,097	$—	$59,260
Long-lived asset impairment	$167,017	$37,691	$—	$204,708
Income (loss) from operations	$(259,684)	$104,105	$—	$(155,579)
Income (loss) before interest and income taxes	$(259,684)	$103,837	$—	$(155,847)
EBITDA	$(237,521)	$140,934	$—	$(96,587)

(1)Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to Rack Forward.
(2)Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.
(3)Intra-segment sales of Rack Back produced base oils to Rack Forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) gain on sale of real property, (iii) HollyFrontier's pro-rata share of gain on business interruption insurance settlement, (iv) long-lived asset impairment, inclusive of HollyFrontier's pro-rata share of impairment in HEP segment, (v) HollyFrontier's pro-rata share of HEP's gain on sales-type leases, (vi) HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt, (vii) severance costs, (viii) restructuring charges, (ix) Cheyenne Refinery LIFO inventory liquidation costs, (x) decommissioning costs, (xi) pre-close acquisition integration costs, (xii) acquisition integration and regulatory costs and (xiii) gain on tariff settlement.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$280,787	$(2,401)	$597,854	$(483,701)
Add interest expense	26,892	30,589	94,220	85,923
Subtract interest income	(1,018)	(1,011)	(3,078)	(6,590)
Add (subtract) income tax expense (benefit)	54,766	4,573	149,944	(188,504)
Add depreciation and amortization	121,220	125,280	369,341	396,033
EBITDA	$482,647	$157,030	$1,208,281	$(196,839)
Add (subtract) lower of cost or market inventory valuation adjustment	—	(62,849)	(318,862)	227,711
Subtract gain on sale of real property	(86,018)	—	(86,018)	—
Subtract HollyFrontier's pro-rata share of gain on business interruption insurance settlement	—	(77,143)	—	(77,143)
Add long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment	—	—	—	429,540
Subtract HollyFrontier's pro-rata share of HEP's gain on sales-type leases	—	—	—	(19,134)
Add HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt	—	—	—	14,656
Add severance costs	198	2,429	906	3,546
Add restructuring charges	—	—	7,813	3,679
Add Cheyenne Refinery LIFO inventory liquidation costs	—	33,814	923	33,814
Add decommissioning costs	6,714	12,309	23,061	12,309
Add pre-close acquisition integration costs	4,289	—	5,035	—
Add acquisition integration and regulatory costs	—	48	—	1,979
Subtract gain on tariff settlement	—	—	(51,500)	—
Adjusted EBITDA	$407,830	$65,638	$789,639	$434,118

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Refining Segment	2021	2020	2021	2020
	(In thousands)
Income (loss) from before interest and income taxes (1)	$217,438	$(118,471)	$513,226	$(598,308)
Add depreciation and amortization	77,890	79,146	245,910	251,019
EBITDA	295,328	(39,325)	759,136	(347,289)
Add (subtract) lower of cost or market inventory valuation adjustment	—	(62,849)	(318,353)	227,711
Add long-lived asset impairment	—	—	—	215,242
Add severance costs	—	2,429	—	3,546
Add restructuring charges	—	—	—	2,009
Add Cheyenne Refinery LIFO inventory liquidation costs	—	33,814	—	33,814
Add decommissioning costs	—	12,309	—	12,309
Adjusted EBITDA	$295,328	$(53,622)	$440,783	$147,342

(1) Income (loss) before interest and income taxes of our Refining segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended September 30, 2021
Income before interest and income taxes (1)	$165,575	$(17,115)	$148,460
Add depreciation and amortization	6,375	12,851	19,226
EBITDA	171,950	(4,264)	167,686
Subtract gain on sale of real property	(86,018)	—	(86,018)
Adjusted EBITDA	$85,932	$(4,264)	$81,668

Three months ended September 30, 2020
Income (loss) before interest and income taxes (1)	$(23,516)	$66,636	$43,120
Add depreciation and amortization	5,419	12,013	17,432
EBITDA	(18,097)	78,649	60,552

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Nine months ended September 30, 2021
Income before interest and income taxes (1)	$213,775	$61,763	$275,538
Add depreciation and amortization	19,910	38,589	58,499
EBITDA	233,685	100,352	334,037
Subtract gain on sale of real property	(86,018)	—	(86,018)
Add restructuring charges	1,079	6,734	7,813
Adjusted EBITDA	$148,746	$107,086	$255,832

Nine months ended September 30, 2020
Income (loss) before interest and income taxes (1)	$(259,684)	$103,837	$(155,847)
Add depreciation and amortization	22,163	37,097	59,260
EBITDA	(237,521)	140,934	(96,587)
Add long-lived asset impairment	167,017	37,691	204,708
Adjusted EBITDA	$(70,504)	$178,625	$108,121
(1) Income (loss) before interest and income taxes of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments, depreciation and amortization or long-lived asset impairments. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$8.47	$0.20	$4.80	$2.46
Add average refinery operating expenses per produced barrel sold	6.40	6.00	6.95	6.04
Refinery gross margin per produced barrel sold	$14.87	$6.20	$11.75	$8.50
Times produced barrels sold (BPD)	422,020	388,800	407,210	382,540
Times number of days in period	92	92	273	274
Refining gross margin	$577,340	$221,772	$1,306,228	$890,936
Add (subtract) rounding	71	164	(125)	61
West and Mid-Continent regions gross margin	577,411	221,936	1,306,103	890,997
Add West and Mid-Continent regions cost of products sold	3,605,600	2,043,361	9,986,862	5,665,897
Add Cheyenne refinery sales and other revenues	—	130,816	—	501,589
Refining segment sales and other revenues	4,183,011	2,396,113	11,292,965	7,058,483
Add Lubricants and Specialty Products segment sales and other revenues	666,534	455,042	1,860,286	1,338,932
Add HEP segment sales and other revenues	122,584	127,731	376,002	370,392
Subtract corporate, other and eliminations	(287,070)	(159,486)	(762,778)	(484,932)
Sales and other revenues	$4,685,059	$2,819,400	$12,766,475	$8,282,875

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$6.40	$6.00	$6.95	$6.04
Times produced barrels sold (BPD)	422,020	388,800	407,210	382,540
Times number of days in period	92	92	273	274
Refining operating expenses	$248,485	$214,618	$772,620	$633,088
Add (subtract) rounding	(169)	(97)	(27)	373
West and Mid-Continent regions operating expenses	248,316	214,521	772,593	633,461
Add Cheyenne Refinery operating expenses	—	41,558	—	121,151
Refining segment operating expenses	248,316	256,079	772,593	754,612
Add Lubricants and Specialty Products segment operating expenses	60,940	54,488	183,003	156,459
Add HEP segment operating expenses	42,793	40,003	126,226	109,721
Subtract corporate, other and eliminations	471	(18,074)	4,798	(56,592)
Operating expenses (exclusive of depreciation and amortization)	$352,520	$332,496	$1,086,620	$964,200

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income (loss) attributable to HollyFrontier stockholders

Adjusted net income (loss) attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, gain on sale of real property, gain on business interruption insurance settlement, long-lived asset impairment, HEP's gain on sales-type leases, HEP's loss on early extinguishment of debt, severance costs, restructuring charges, Cheyenne Refinery LIFO inventory liquidation costs, decommissioning costs, pre-close acquisition integration costs, acquisition integration and regulatory costs and gain on tariff settlement. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$357,507	$27,918	$830,302	$(608,852)
Income tax expense (benefit)	54,766	4,573	149,944	(188,504)
Net income (loss)	302,741	23,345	680,358	(420,348)
Less net income attributable to noncontrolling interest	21,954	25,746	82,504	63,353
Net income (loss) attributable to HollyFrontier stockholders	280,787	(2,401)	597,854	(483,701)

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	—	(62,849)	(318,862)	227,711
Gain on sale of real property	(86,018)	—	(86,018)	—
Gain on business interruption insurance settlement	—	(81,000)	—	(81,000)
Long-lived asset impairment	—	—	—	436,908
HEP's gain on sales-type leases	—	—	—	(33,834)
HEP's loss on early extinguishment of debt	—	—	—	25,915
Severance costs	198	2,429	906	3,546
Restructuring charges	—	—	7,813	3,679
Cheyenne Refinery LIFO inventory liquidation costs	—	33,814	923	33,814
Decommissioning costs	6,714	12,309	23,061	12,309
Pre-close acquisition integration costs	4,289	—	5,035	—
Acquisition integration and regulatory costs	—	48	—	1,979
Gain on tariff settlement	—	—	(51,500)	—
Total adjustments to income (loss) before income taxes	(74,817)	(95,249)	(418,642)	631,027
Adjustment to income tax expense (benefit) (1)	(3,979)	(26,907)	(88,493)	168,497
Adjustment to net income attributable to noncontrolling interest	—	(3,857)	—	70
Total adjustments, net of tax	(70,838)	(64,485)	(330,149)	462,460

Adjusted results - Non-GAAP:
Adjusted income (loss) before income taxes	282,690	(67,331)	411,660	22,175
Adjusted income tax expense (benefit) (2)	50,787	(22,334)	61,451	(20,007)
Adjusted net income (loss)	231,903	(44,997)	350,209	42,182
Less net income attributable to noncontrolling interest	21,954	21,889	82,504	63,423
Adjusted net income (loss) attributable to HollyFrontier stockholders	$209,949	$(66,886)	$267,705	$(21,241)
Adjusted earnings (loss) per share - diluted (3)	$1.28	$(0.41)	$1.63	$(0.13)

(1)     Represents adjustment to GAAP income tax benefit to arrive at adjusted income tax expense (benefit), which is computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands)

Non-GAAP income tax expense (benefit) (2)	$50,787	$(22,334)	$61,451	$(20,007)
Add (subtract) GAAP income tax expense (benefit)	54,766	4,573	149,944	(188,504)
Non-GAAP adjustment to income tax expense (benefit)	$(3,979)	$(26,907)	$(88,493)	$168,497

(2)     Non-GAAP income tax expense (benefit) is computed by (a) adjusting HFC’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3) Adjusted earnings per share - diluted is calculated as adjusted net income (loss) attributable to HollyFrontier stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in thousands)
GAAP:
Income (loss) before income taxes	$357,507	$27,918	$830,302	$(608,852)
Income tax expense (benefit)	$54,766	$4,573	$149,944	$(188,504)
Effective tax rate for GAAP financial statements	15.3%	16.4%	18.1%	31.0%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	2.7%	16.8%	(3.2)%	(121.2)%
Effective tax rate for adjusted results	18.0%	33.2%	14.9%	(90.2)%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HollyFrontier Corporation
214-954-6510